THIS AGREEMENT is made the 8th day of August 2004

Between;

(1) THE GAMING CHANNEL LIMITED, a company incorporated under the laws of England and Wales (registered number 4274614) whose registered office is at 6-7 Princes Court, Wapping Lane, London E1W 2DA ("TGC"); and


(2) ZONE4PLAY (UK) LTD. a company incorporated under the laws of England (Registered No. 04557980), having its registered offices at (16 Theberton Street, Islington, London, N1 0QX ("ZONE4PLAY");

(each, a "PARTY" and together, the "PARTIES").

WHEREAS, TGC is a provider of interactive games and other content (including without limitation games and content for the interactive games service known as 'Avago', iSports and others provided via digital satellite in the United Kingdom) and TGC's wholly owned subsidiary The Gaming Channel Bookmakers Limited is licensed under a bookmakers' permit to provide online and interactive fixed odds betting opportunities in connection with such interactive games;

WHEREAS, Zone4Play is the owner of all rights, title, and interests in and to one or more client and/or client-server software applications that have applications in the mobile wireless platform , Internet platforms and interactive digital TV platforms;

WHEREAS, TGC and its subsidiaries or associates will provide or procure, inter alia, a range of infrastructure and technical facilities for use in connection with the provision of interactive services;

WHEREAS, TGC desires to license certain software applications from Zone4play on a non-exclusive basis for distribution by UK service providers using one or more of the platforms to Customers (as herein defined); and

WHEREAS, Zone4Play desires to grant such a license to TGC and authorize TGC as a non-exclusive distributor of Zone4Play software applications; and

WHEREAS, TGC shall provide for the purpose hereof, customer support, e-wallet services and infrastructure to TGC as further discussed herein; and

NOW THEREFORE, in consideration of the foregoing premises, and mutual covenants, promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intention to be legally bound hereby, the Parties agree as follows:


1.    DEFINITIONS.

      In this Agreement:

1.1 "APPLICATION" shall mean, subject to Clause 2.1, software applications that enable Customers to play, the following games specified within Appendix A, B, or C, that are owned by Zone4Play or for which Zone4Play otherwise holds sufficient rights to grant the licenses set forth herein.

1.2 "CUSTOMERS" shall mean the customer as defined in APPENDIX A, B OR C, wireless mobile, or Internet, or Interactive Digital TV end users respectively;

1.3 "TGC SERVICES" shall mean customer support, infrastructure and e-wallet services to be provided by or procured by TGC in connection with the use which is made by the Customers of the Applications;

1.4   "EFFECTIVE DATE" shall mean 30th June 2004;

1.5 "INTELLECTUAL PROPERTY RIGHTS" shall means all patents, database rights, inventions, rights in designs, copyright, trade marks, service marks, trade names, domain names, and all other intellectual property rights and other rights and forms of protection of a similar nature or effect which may subsist, anywhere in the world for the full term of such rights and any extensions or renewals thereof subsisting prior to, at or after the Effective Date (whether or not any of these rights are registered, and including applications and the right to apply for registration of any such rights as registered rights, anywhere in the world);


1.6 "OPERATOR" shall mean either mobile service provider, or Digital television channel all in the United Kingdom;

1.7 "PRODUCTS" shall mean the product defined in Appendixes A, B and C respectively;

1.8 "TGC TRADEMARKS" shall mean any trademarks, service marks, design marks, symbols, logos and/or other indicia of source owned or used under license by TGC, and all goodwill associated therewith.

1.9 "ZONE4PLAY TRADEMARKS" shall mean any trademarks, service marks, design marks, symbols, logos and/or other indicia of source owned or used under license by Zone4Play, and all goodwill associated therewith.

2.    THE PARTIES' OBLIGATIONS FOR PROVIDING THE APPLICATIONS.

2.1 Zone4Play shall develop the Applications in accordance with a specification and a timetable (the "TIMETABLE"), each of which shall be agreed in good faith between the Parties. Zone4Play shall customize the look and feel of the Applications exclusively for TGC using such of the TGC Trademarks and such other materials (together, the "TGC MATERIALS") as shall be notified by TGC to Zone4Play from time to time (such customisation by Zone4Play being referred to in this Agreement as the "CUSTOMISATION WORK"). TGC shall have a right of approval in its sole discretion over the final form of the Applications following completion of the Customisation Work (and, unless the context otherwise requires, references in this Agreement to the "Applications" shall be deemed to be references to the Applications following completion of the Customisation Work to TGC's satisfaction under this Clause).

2.2 TGC and Zone4Play shall cooperate and use their respective reasonable endeavors to integrate the Applications and the TGC Services with each other and with the technical infrastructure used by the Operators to provide services to their Customers, all with maximizing profits out of the engagement with the Operator and Products provided either to TGC and/or to the Customer.

2.3 TGC shall be solely responsible for providing the TGC Services and for procuring the availability of the necessary testing environment for iTV games only.

2.4 As between the Parties, either Party shall make reasonable efforts to initiate an engagement with Operators to supply Operators the services provided by the Parties herein. The initiating Party shall be responsible to inform the others of such initiative and its progress considering that entering into all agreements with Operators for the distribution of the Applications to Customers shall be coordinated between the parties and mutually agreed prior to securing the agreements with the Operators. The Parties shall agree on the form of engagement with the Operator based on the framework specified in this Agreement. However, for the avoidance of doubt initiatives shall be made by one Party which will then, prior to securing Agreement, inform the other party.

2.4 TGC will track the activity and transactions generated from the provision of the Applications to the Customers, and will report such activity to Zone4Play in accordance with Clause 6 below.

2.5 TGC undertakes to launch the Products and maintain the at least 4 Applications on the Avago main menu at all times. This undertaking is fundamental to this agreement and its breach will be considered as a material breach of this Agreement.

3.    GRANT OF LICENSE FOR DISTRIBUTING APPLICATIONS.

3.1 Zone4Play hereby grants to TGC, during the Term, based on the nature of the Operator and Customer a nonexclusive license and the right to distribute and sub-license the applications where applicable. For the avoidance of doubt, TGC shall (pursuant to Clause 11) own all rights in Customisation Work and Zone4Play shall not have or be entitled to grant to any third party any rights in the Customisation Work (and Zone4Play shall only be entitled to grant rights to third parties in respect of the "generic" Applications as they stood prior to the Customisation Work having been carried out).

3.2 TGC hereby grants to Zone4Play, during the Term, a limited, non-exclusive, non-transferable license to use the TGC Materials solely to the extent necessary for Zone4Play to perform its undertakings under this Agreement including the Customisation Work pursuant to Clause 2.1.

4.    TRADEMARK LICENSE.

4.1 Zone4Play grants to TGC, during the Term, a worldwide, nonexclusive, royalty-free license to use the Zone4Play Trademarks in online, print or other advertising for the purposes of promoting, selling, licensing, and distributing the Applications and the Products to Operators and Customers.

4.2 TGC acknowledges that all right, title and interest in and to the Zone4Play Trademarks, including all goodwill related thereto, are and shall remain owned solely and exclusively by Zone4Play and that all usage of the Zone4Play Trademarks by or on behalf of TGC shall inure to the benefit of Zone4Play.

4.3 TGC agrees to comply with any and all usage guidelines provided by Zone4Play to TGC with respect to the Zone4Play Trademarks, and shall supply, upon Zone4Play's written request, specimens of all advertising, marketing and/or promotional materials in which a Zone4Play Trademark appears to Zone4Play for inspection and approval, which approval shall not be unreasonably withheld.

4.4 If Zone4Play has not indicated its approval or rejection of such specimens within seven (7) business days after receiving such specimens, such specimens shall be deemed approved by Zone4Play. Zone4Play agrees to provide TGC a copy of its current trademark usage guidelines promptly upon execution of this Agreement.

4.5 Zone4Play acknowledges that all right, title and interest in and to the TGC Materials (including without limitation the TGC Trademarks), including all goodwill related thereto, are and shall remain owned solely and exclusively by TGC and that all usage of the TGC Trademarks by or on behalf of Zone4Play shall inure to the benefit of TGC. Zone4Play agrees to comply with any and all usage guidelines provided by TGC to Zone4Play with respect to its use of the TGC Trademarks in the provision of the Customisation Work.

5.    [Not Used]

6. ROYALTY/REVENUE-SHARING PAYMENTS. Revenues arising from the provision of the Applications shall be shared in accordance with the terms specified in Appendixes A, B or C respectively.

6.1 Within 15 working days of the end of each month, TGC shall send Zone4Play a report detailing the Net Revenues received from the Applications during the previous calendar month, the relevant Operator Revenue Share(s) and, the split between TGC and Zone4Play of the remaining Net Revenues in accordance with revenue sharing ratio decided by the Parties and defined in Appendixes A, B or C respectively.

6.2 Zone4Play shall invoice TGC accordingly for its share of the remaining Net Revenues and TGC shall pay such invoice within 15 days of its receipt of the same. Zone4Play shall have the right, at its cost, to audit TGC's books and accounts during the Term in relation to the Net Revenues upon reasonable notice to TGC but not more than once every 12 month period during the Term.

7.    PROMOTION, PUBLICITY AND PRESS RELEASES.

7.1 TGC may, in its sole discretion, refer, in TGC's online, print or other advertising and promotional materials, to the fact that Zone4Play's applications are accessible through TGC using Zone4Play Trademarks as permitted in Clause 4 above without disparaging Zone4Play, its products, services, or affiliates, but always subject to any regulatory restrictions.

7.2 No Party shall publicize the terms or the existence of this Agreement to any third party without prior written consent from the other Parties after their review and approval of the form and content of any publicity release or other press announcement. Zone4Play shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with TGC other than as authorized by TGC pursuant to this Agreement. Similarly, TGC shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with Zone4Play other than as authorized by Zone4Play pursuant to this Agreement. This section shall not apply to official filing of reports Zone4play is compelled to submit to the regulatory bodies as a public company.

8.    REPRESENTATIONS AND WARRANTIES.

8.1   By Zone4Play.

      Zone4Play hereby represents, warrants and undertakes to TGC that: (i) Zone4Play has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) Zone4Play has no restrictions that would impair its ability to perform its obligations and grant all rights contemplated by this Agreement; (iii) Zone4Play has not and will not enter into any agreement that is inconsistent with its obligations hereunder; (iv) Zone4Play is the owner or has obtained and currently holds valid and sufficient rights, including rights in third party Intellectual Property Rights, to license the rights granted to TGC herein and that to the best of its knowledge TGC's use and exploitation (and any Customer's and/or Operator's use and/or exploitation) of the Applications in the manner agreed to by this Agreement shall not infringe the Intellectual Property Rights or other rights of a third party.

8.2   By TGC.

      TGC hereby represents, warrants and undertakes to Zone4Play that it: (i) has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) has no restrictions that would impair its ability to perform its obligations contemplated by this Agreement; and (iii) has not and will not enter into any agreement that is inconsistent with its obligations hereunder.

8.3   Disclaimer.

      EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE FOREGOING WARRANTIES ARE THE ONLY WARRANTIES GIVEN BY EACH PARTY AND ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED BY STATUTE OR OTHERWISE, ARE SPECIFICALLY EXCLUDED BY THE PARTIES, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.    CONFIDENTIALITY.

9.1 The Parties agree that during the Term there may be a need to exchange certain confidential or proprietary information. In this Agreement, "CONFIDENTIAL INFORMATION" shall be defined as the terms of this Agreement and any confidential, trade secret, or other proprietary information disclosed by any Party (the "DISCLOSING PARTY") to another Party (the "RECEIVING PARTY") under this Agreement. Confidential Information shall not include information that (i) is public knowledge at the time of disclosure, (ii) was known by the Receiving Party before disclosure by the Disclosing Party, or becomes public knowledge or otherwise known to the Receiving Party after such disclosure, other than by breach of the confidentiality obligations of this Agreement, or (iii) is independently developed by the Receiving Party by persons without access to Confidential Information of the Disclosing Party.

9.2 The Receiving Party shall during the Term and following expiry or termination of this Agreement limit disclosure of Confidential Information to such of its employees and agents who have a strict need to know such information in the performance of the Receiving Party's duties hereunder, and shall not disclose the Confidential Information to any third party.

9.3 The Receiving Party shall take appropriate action, by instruction, agreement, or otherwise, with any persons permitted access to the Disclosing Party's Confidential Information in accordance with Clause 9.2 so as to assure that they will hold such items in confidence. All Receiving Party personnel who receive or use the Confidential Information of the Disclosing Party shall, before receipt or use of such information, be informed of the Receiving Party's obligations under this Agreement.

9.4 The Receiving Party agrees to return to the Disclosing Party, upon expiry or termination of this Agreement, the Disclosing Party's Confidential Information and any and all copies and derivatives thereof, or to certify the destruction of same upon the request of the Disclosing Party.

9.5 The Parties agree that any breach of the confidentiality obligations of this Clause 9 may result in irreparable harm to the Disclosing Party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the Disclosing Party shall be entitled to seek equitable relief, including injunction, in the event of such breach.


10.   TERM AND TERMINATION.

10.1 Term. Unless otherwise terminated in accordance with its terms, the term of this Agreement shall begin on the Effective Date and shall continue for a period of three (3) years, unless specified otherwise in Appendixes A, B or C ("INITIAL TERM") and shall automatically renew for successive periods of one year (each such period being referred to herein as a "RENEWAL TERM") upon expiration of the Initial Term or any Renewal Term, unless a notice of non-renewal is communicated by any Party to the others at least ninety (90) calendar days prior to the expiration of the Initial Term or a particular Renewal Term, as the case may be (the Initial Term and any and all Renewal Terms together being referred to herein as the "TERM").

10.2 Any Party (the "FIRST PARTY") shall be entitled to terminate this Agreement forthwith on written notice and/or to require payment of any amounts due under this Agreement (without prejudice to its other rights and remedies) in the event that another Party:

10.2.1 commits a material breach of the terms of this Agreement and, having received from the first party written notice of such breach stating the intention to terminate the Agreement if not remedied, fails to remedy the breach within thirty (30) days; or

10.2.2 ceases or threatens to cease to carry on its business or shall have a liquidator, receiver or administrative receiver appointed to it or over any part of its undertaking or assets or shall pass a resolution for its winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction where the resulting entity shall assume all of the liabilities of it) or a court of competent jurisdiction shall make an administration order or liquidation order or similar order in respect of it (or any meeting is convened for the purpose of considering a resolution, or any application or petition is presented or any other step taken, for the purpose of making an administration order against it, or for the appointment of an administrator in respect of it), or shall enter into any voluntary arrangement with its creditors, or shall be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 (ignoring any requirement in that section to prove a matter to the satisfaction of the court); or

10.2.3 suffers, or there occurs in relation to that Party, any event which in the reasonable opinion of the first party is analogous to any of the events referred to in clause 10.2.2 in any part of the world.

10.3 Insolvency. All rights and licenses granted under or pursuant to this Agreement by Zone4Play to TGC are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (or any other section(s) of the United States Bankruptcy Code in effect on the Effective Date of this Agreement that addresses rights in executory contracts), 11 U.S.C. Section 101 et seq. (the "BANKRUPTCY CODE"), licenses of rights to "intellectual property" as such term is defined under the Bankruptcy Code. The Parties agree that TGC, as a licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that TGC shall have the right to retain and enforce its rights under this Agreement provided it abides by the terms of this Agreement.

10.4 Rights and Duties Upon Termination. In the event of expiration or termination of this Agreement: (i) TGC shall provide and transfer to Zone4Play any and all materials, files and programs stored on TGC's systems which belong to Zone4Play; (ii) TGC shall promptly remove the Applications from their systems and shall not license, sell or otherwise dispose of the Applications to any third party after such expiration or termination; and (iii) Zone4Play shall provide and transfer to TGC any and all materials, files and programs (including without limitation the TGC Materials) stored on Zone4Play's systems which belong to TGC, including without limitation the product of the Customisation Work.

11.   INTELLECTUAL PROPERTY RIGHTS.

      Nothing in this Agreement grants any Party an ownership or other interest in any other Party's Intellectual Property Rights. In no event are any rights, except the licenses expressly granted herein, in any real or intellectual property transferred from one Party to the another pursuant to this Agreement.

12.   RELATIONSHIP OF THE PARTIES.

Each of the Parties shall act as, and shall be, independent contractors in all aspects of this Agreement. No Party will act or have authority to act as an agent for any other Party for any purpose whatsoever. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, pooling arrangement, or other formal business entity or fiduciary relationship between the Parties.

13.   LIMITATIONS OF LIABILITY.

13.1 Nothing in this Agreement shall exclude or limit liability for death or personal injury resulting from the negligence of any Party or its servants, agents or employees.

13.2 Subject to Clauses 13.1 and 14.1, no Party shall be liable in contract, tort (including, without limitation, negligence), pre-contract or other representations (other than fraudulent misrepresentations) or otherwise arising out of or in connection with this Agreement for any special, indirect or consequential losses (including, without limitation, loss of revenues, profits, contracts, business or anticipated savings but excluding any loss of goodwill or damage to reputation) in any case, whether or not such losses were within the contemplation of the Parties at the date of this Agreement, suffered or incurred by that Party arising out of or in connection with the provisions of any matter under this Agreement.

13.3 Clause 8.3 and each provision of this Clause 13 excluding or limiting liability shall be construed separately, applying and surviving even if for any reason one or other of these provisions is held inapplicable or unenforceable in any circumstances and shall remain in force notwithstanding the expiry or termination of this Agreement.


14.   INDEMNIFICATION.

14.1 Without prejudice to Clause 11.1, Zone4Play shall indemnify and hold harmless TGC, their affiliates and subsidiaries, their respective officers, directors, employees, agents, successors and assigns (each an "INDEMNIFIED PARTY") from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) of any kind attributable to any use, distribution, license or sale of any Application, including but not limited to costs, expenses, and attorney's fees incurred by an Indemnified Party associated with or arising from: (i) any breach or claimed breach of Zone4Play's representations, undertakings and warranties contained in this Agreement; and (ii) any third party claim or action brought against an Indemnified Party alleging that an Application or any portion thereof infringes the Intellectual Property Rights or other rights of a third party.

14.2 TGC (each, an "INDEMNIFYING PARTY") shall indemnify and hold harmless Zone4Play its affiliates, subsidiaries and their respective officers, directors, employees, agents, successors and assigns (each an "INDEMNIFIED PARTY") from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) of any kind attributable to any third party claim, action or demand associated with or arising from any breach or claimed breach of the Indemnifying Party's representations, warranties and undertakings in this Agreement and (ii) any third party claim or action brought against an Indemnified Party alleging that an Application or any portion thereof infringes the Intellectual Property Rights or other rights of a third party..

15.   DISPUTE RESOLUTION.

15.1 The Parties will attempt to settle any claim, dispute, controversy or difference arising out of, or in relation to, or in connection with this Agreement, or for breach thereof, through consultation and negotiation in good faith and spirit of mutual cooperation. If those attempts fail to achieve a settlement, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Parties within forty-five (45) calendar days after written notice by any Party demanding mediation. No Party may unreasonably withhold consent to the selection of a mediator; the costs of mediation will be shared equally between the Parties. The mediation hearing shall be conducted within thirty (30) calendar days after the selection of the mediator. The Parties may also agree to replace mediation with some other form of alternate dispute resolution ("ADR"), such as neutral fact-finding or a mini-trial. Any mediation or other ADR shall be conducted in the English language. Any dispute which cannot be resolved between the Parties through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for ADR or mediation by one of the Parties may then be submitted to the courts for resolution.

15.2 The use of any ADR procedures will not affect adversely the rights of any Party. Nothing in this Clause 15 will prevent any Party from resorting to judicial proceedings if interim relief from a court is necessary to prevent serious and irreparable injury to that Party or to others. In addition, nothing in this Clause 15 shall be construed as applying to disputes regarding the Intellectual Property Rights or trademarks of any Party (including but not limited to Confidential Information), the enforcement of the Parties' respective Intellectual Property Rights or trademarks, or the enforcement of the Parties' respective obligations under this Agreement with respect to the other Parties' Intellectual Property Rights or trademarks.


16.   NO EXCLUSIVITY.

Each Party shall carry out its commitments under this Agreement in a manner that reflects favourably upon the good name and goodwill of the other Parties. The Parties agree that the commitments under this Agreement are not exclusive and that any Party may enter into similar agreements with third parties, including any Party's competitors.

17.   ENTIRE AGREEMENT AND AMENDMENTS.

This Agreement and its Appendixes constitute the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings, both written and oral, regarding such subject matter. Notwithstanding the foregoing, this Agreement shall not be interpreted to supersede or replace any other written agreement between the Parties that does not relate to the subject matter hereof. In the event of a conflict between the Terms and Conditions of this Agreement and the terms and conditions of any other written Agreement between the Parties, the Parties agree to negotiate in good faith to resolve the conflict. This Agreement may be amended only by a written document signed by authorized representatives of both Parties.

18.   ASSIGNMENT.

Without prejudice to Clause 3, no Party may assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other Parties. For the avoidance of doubt, TGC shall each be free to sub-contract any of their respective obligations under this Agreement, provided always that any sub-contracting by either such Party shall be without prejudice to such Party's continuing primary liability under this Agreement for the performance of such obligations.

19.   FORCE MAJEURE.

No Party shall be held responsible or liable for any losses arising out of any delay or failure in performance of any part of this Agreement due to any cause beyond its reasonable control, including without limitation any act of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty not affecting that Party's employees, severe or adverse weather conditions, lack or shortage of electrical poweror failure of performance by any third party hosting service or equipment provided or maintained by others, including general performance of the Internet itself.

20.   SEVERABILITY.

If any one or more of the provisions of this Agreement is held to be unenforceable under applicable law, (a) such unenforceability shall not affect any other provision of this Agreement; (b) this Agreement shall be construed as if said unenforceable provision had not been contained therein; and (c) the Parties shall negotiate in good faith to replace the unenforceable provision by a provision which has the effect nearest to that of the provision being replaced.

21.   GOVERNING LAW.

The Agreement shall be governed by English law and shall be subject to the exclusive jurisdiction of the English courts.

22.   NOTICES.

Except as otherwise provided for herein, all notices required or permitted to be given hereunder shall be in writing (including telegraphic communication) and shall be sent by registered airmail (return receipt requested and postage prepaid), facsimile, overnight or two-day courier or delivered-in-person and shall be addressed as follows:

If to TGC:
              The Gaming Channel Limited
              6-7 Princes Court
              Wapping Lane
              London E1W 2DA

              Attn.: Damian Cope
              Fax Number: 020 7942 7943


If to Zone4Play:
              Zone4Play UK Ltd.
              16 Theberton St.
              Islington,
              London N1 0QX
              UK
              Attn:  Shimon Citron
              Fax Number: 972 3 537 9429

Any Party may change its address by a notice given to the other Parties in the manner set forth above. Mailed notices sent via airmail and given as herein provided shall be considered to have been given seven (7) days after the mailing thereof, telegraphic or facsimile notices shall be considered to have been given on the day sent, overnight or two-day courier sent notices shall be considered to have been given three (3) days after sending, and delivered in person notices shall be considered to have been given on the day of delivery.

23.   EXPENSES.

Each Party shall be responsible for all expenses, including attorney's fees and costs, incurred by it in relation to the making, review and negotiation of this Agreement, and to the fulfilment of its obligations as set forth in this Agreement.

24.   CONSTRUCTION.

This Agreement has been negotiated by the Parties and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favour or against any Party either as scrivener or otherwise. Unless a contrary intention is clearly expressed, any reference to a Clause shall be construed to refer to all provisions of the referenced Clause. In the event that this Agreement is translated into any other language, the English language version hereof shall govern.

25.   TITLES, HEADINGS AND SUBHEADINGS.

The titles, headings and subheadings used throughout this Agreement are intended solely for convenience of reference and form no part of the Terms and Conditions of this Agreement.

26.   COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed an original, but all of which counterparts together shall constitute one and the same document.

27.   AUTHORITY AND BINDING EFFECT.

By executing this Agreement, each Party represents and warrants that it has the full power and authority to enter into this Agreement, and that, when executed, this Agreement and its appendices shall constitute a valid and legally binding obligation of such Party, enforceable in accordance with its terms for a minimum period of three year as the date hereof;

Any modification, change or renegotiation of this agreement or its appendixes with respect to review share model, terms and conditions shall be considered a material breach and shall cause Zone4Play damages.

28.   NO WAIVER.

Failure by any Party, in any one or more instances, to enforce any of its rights in connection with this Agreement, or to insist upon the strict performance of the terms of this Agreement, its Appendices or Exhibits, shall not be construed as a waiver or a relinquishment of any such rights for future breach or enforcement thereof.

29.   THIRD PARTY RIGHTS

Except insofar as this Agreement expressly provides that a third party may in his own right enforce a term of this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act. No Party may declare itself a trustee of the rights under this Agreement for the benefit of any third party.

IN WITNESS of which this Agreement has been executed by the Parties or their duly authorised representatives.


SIGNED by                     )
                              )
Damian Cope                   )
(PRINT NAME)                  )
for and on behalf of          )
                              )                 /s/ Damian Cope
THE GAMING                    )                 Signature
CHANNEL LIMITED               )
                              )                 ..........................
                              )                 Date


SIGNED by                     )
                              )
Shimon Citron                 )
(PRINT NAME)                  )
for and on behalf of          )
                              )                 /s/ Shimon Citron
ZONE4PLAY INC                 )                 Signature
                              )
                              )                 ..........................
                              )                 Date

                APPENDIX A - SKY INTERACTIVE TELEVISION PLATFORM

The following definitions shall apply to the terms of this Agreement with respect to the Sky Interactive Television (Hereinafter: "SKY") Interactive Digital Television platform only.

1.    DEFINITIONS:

"APPLICATION" shall mean any and/or all of the following Interactive Television games:

(i) 2 Play for Real Interactive Television games currently deployed on the "Avago" channel- Avago Reals & Avago Keno ["REALS" & "CAT'S KENO"]

(ii) Up to 5 interactive, Play for Real games based on a fixed odds betting service, including Hi-lo.

(iii) Both (i) and (ii) above, consisting of 7 Interactive Play for Real games shall also be provided on a Play for Fun model where viewers will use Return path telephony as the billing mechanism.

(iv) 2 Play for Fun based games (BlackJack and Poker), where viewers will use Return path telephony as the billing mechanism.

"CUSTOMERS" shall mean, subscribers and/or other end-users of Operators of Interactive Digital Television services;

"OPERATOR" shall mean, Sky Interactive Television in the United Kingdom;

"PRODUCTS" shall mean, Digital Set-Top Boxes provided by Operators to for use by the Customers;

"SPECIFICATION AND A TIMETABLE" shall be agreed by the Parties based on the engagement agreed with the Operator.

      2. ROYALTY/REVENUE-SHARING PAYMENTS.

      Revenues arising from the provision of the Applications and the parties engagement under this Agreement with respect to Interactive Digital Television platform, shall be shared in accordance with the following terms:

For the purpose of this platform, "NET REVENUE" shall mean, in respect of any calendar month during the Term, the gross amounts staked and received in real money by any Customer using the Products to place bets via any Application, less:
      o     Betting duty payable to HMCE (currently 15% of gross profits)
      o     Sky commission (currently 25% of gross margin)
      o     Any direct merchant acquirer Fees
      o     Any other directly attributable Sky costs

      With respect to the Applications, the "NET REVENUES" shall be split as follows:

      As between Zone4Play and TGC Zone4play will receive:

      o With regards to Applications listed in (i) above: Until December 31, 2004, 17.5% of any net revenue generated from "Reals" and 20% from any net revenue generated from "Cat's Keno".
      o Commencing on the January 1, 2005, 14% of any net revenue generated from "Reals" and "Cat's Keno".
      o For a period of 12 months from commercial launch of the Applications listed in (ii) above: 20% of any subsequent net revenue generated from the 5 Play for Real games; thereafter, 14% of any subsequent net revenue generated from the 5 Play for Real games until the expiry of the games.
      o With regards to Applications listed in (iii) and (iv) above: 30% of any subsequent net revenue generated from Premium Telephony charges, subject to the prior deduction of (pound)2,000 per month to fund part of TGC's cost for providing the necessary telephony infrastructure.

      3. ROYALTY/REVENUE-SHARING PAYMENTS WITH THIRD PARTIES:

      As between Zone4Play and TGC on the one hand and any other client of TGC/ Affiliate and/or channel launching the Applications on the other hand:

      o TGC will offer to distribute Zone4Play's applications to its clients.
      o TGC will exercise its best endeavours to commercially promote Zone4Play's applications, and offer clients the applications at a share of revenue which is higher than the share of revenue agreed between TGC and Zone4Play
      o Any revenue share higher than the percentages mentioned above between Zone4Play and TGC, shall be split equally (50/50) between Zone4Play and TGC. For example: if TGC offered a potential client the applications at a share of 40% while it shares with Zone4Play for 20%, The remainder will be 20% (out of 40%). Zone4Play and TGC will each share half of the remainder (i.e. 10%).

Reporting -

Within 15 working days of the end of each month, TGC shall send Zone4Play a report detailing the Net Revenues received from the all Applications launched and/or running during the previous calendar month. This report will be divided into activities carried out by TGC and activities carried out by others.

This report shall also include Operator Revenue Share(s) (including TGC where applicable) and, the split between TGC and Zone4Play of the remaining Net Revenues.

Miscellaneous -

The parties have agreed to use reasonable endeavours to launch the fixed odds play for fun versions of all the games, including Slots, Cat's Keno, Hi-Lo, as soon as practicably possible; and to also launch casino play for fun games Black Jack Caribbean Poker, Roulettes and Video Poker game.

                      APPENDIX D - WILLIAM HILL __________

Whereas TGC has engaged in a long term agreement with William Hill and pursuant thereof, has requested Zone4Play to provide it with the same service governed by the Agreement, the following definitions shall apply to the terms of this Agreement with respect to William Hill ______________- (Hereinafter: "WH").

1.    DEFINITIONS:

"APPLICATION" shall mean any and/or all of the following Interactive Television games:

All Interactive Play for Real games provided by Zone4Play excluding multi player poker games.

"CUSTOMERS" shall mean, subscribers and/or other end-users of Operators of Interactive Digital Television services;

"OPERATOR" shall mean, William Hill - _________, and/or any of its affiliates, subsidiaries and related entities;

"SPECIFICATION AND A TIMETABLE" shall be agreed by the Parties based on the engagement agreed with the Operator.

"TERM" the term of this Appendix D shall commence on the day the parties has signed this appendix and shall be effective for a period of no more than three years, or the termination of the contract between DITG and William Hill, whichever is earlier.

2.    ROYALTY/REVENUE-SHARING PAYMENTS.

Revenues arising from the provision of the Applications and the parties engagement under this Agreement with respect to Interactive Digital Television platform, shall be shared in accordance with the following terms:

For the purpose of this platform, "NET REVENUE" shall mean, in respect of any calendar month during the Term, the gross amounts staked and received in real money by any Customer using the Products to place bets via any Application, less:

      o     Betting duty payable to HMCE (currently 15% of gross profits)

      o     SKY commission (currently 25% of gross margin)

      o Any direct merchant acquirer FeesAny other directly attributable Sky costs

With respect to the Applications, the "NET REVENUES" shall be split as follows:

Zone4Play will receive:

Up to Net Revenues of 1.5 million (GBP) per year - 7.5%.
Of Net Revenues of 1.5 - 3 million (GBP) per year - 6.25%.
Of Net Revenues above 3 million (GBP) per year - 5%.

Reporting -

Within 21 working days of the end of each month, TGC shall send Zone4Play a report detailing the Net Revenues received from the all Applications launched and/or running during the previous calendar month. This report will be divided into activities carried out by TGC and activities carried out by others.

This report shall also include Operator Revenue Share(s) (including TGC where applicable) and, the split between TGC and Zone4Play of the remaining Net Revenues.

For the avoidance of doubt William Hill, through its separate contract with DITG, has complete discretion as to the inclusion of any games, either Play for Real or Play for Fun, within the William Hill interactive television service. TGC can therefore not guarantee the inclusion of any Z4P games within that service.

                 APPENDIX C - TEXAS HOLD'EM - MULTI PLAYER POKER

Whereas Zone4Play developed a Texas hold-em multi player poker game and TGC has an interest to insert such game within its range of casino games. The following definitions shall apply to the terms of this Agreement with respect to the Texas hold-em Multi player poker Interactive Television Platform (Hereinafter: "TEXAS HOLD-EM") .

1.    DEFINITIONS:

"APPLICATION" shall mean any and/or all of the following Interactive Television games:

(i) Play for fun Texas Hold'em Multi Player Poker ["MULTI PLAYER POKER"]

(ii) Play for Real games, when legally permitted, shall also be provided on the same terms of this appendix as Play for Fun model.

"CUSTOMERS" shall mean, subscribers and/or other end-users of Operators of Interactive Digital Television services;

"OPERATOR" shall mean the Avago channel;

"PRODUCTS" shall mean, Digital Set-Top Boxes provided by Operators to for use by the Customers;

"SPECIFICATION AND A TIMETABLE" shall be agreed by the Parties based on the engagement agreed with the Operator.

"TERM" the term of this Appendix C shall commence on the day the parties has signed this appendix and shall be effective for a period of three years.

2.    ROYALTY/REVENUE-SHARING PAYMENTS.

Revenues arising from the provision of the Application and the parties engagement under this Agreement with respect to Interactive Digital Television platform with respect threrof, shall be shared in accordance with the following terms:

For the purpose of this platform, "NET REVENUE" shall mean, in respect of any calendar month during the Term, the gross amounts staked and received in real money by any Customer using the Products to place bets via any Application, less:

      o     Betting duty payable to HMCE (currently 15% of gross profits)

      o     Sky commission (currently 25% of gross margin)

      o     Any direct merchant acquirer Fees

      o     Any other directly attributable Sky costs

With respect to the Applications, the "NET REVENUES" shall be split as follows:

As between Zone4Play and TGC Zone4play will receive:

      o With regards to Applications listed in (i) where viewers will use return path telephone as billing mechanism - 50% - 50% between the parties.

      o With regards to Applications listed in (ii) 50% - 50% between the parties.

3.    ROYALTY/REVENUE-SHARING PAYMENTS WITH THIRD PARTIES:

As between Zone4Play and TGC on the one hand and any other client of TGC/ Affiliate and/or channel launching the Applications on the other hand:

      o Under the same terms of this Appendix TGC will offer to distribute Zone4Play's applications to its clients.

      o TGC will exercise its best endeavors to commercially promote Zone4Play's applications, and offer clients the applications at a share of revenue, which is higher than the share of revenue shall be mutually agreed between TGC and Zone4Play.

Reporting -

Within 15 working days of the end of each month, TGC shall send Zone4Play a report detailing the Net Revenues received from the all Applications launched and/or running during the previous calendar month. This report will be divided into activities carried out by TGC and activities carried out by others.

This report shall also include Operator Revenue Share(s) (including TGC where applicable) and, the split between TGC and Zone4Play of the remaining Net Revenues.